Exhibit 99.1

News Release - For Immediate Release October 30, 2023	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL FIRST QUARTER 2024 FINANCIAL RESULTS

QUINCY, Massachusetts, October 30, 2023 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced net income of $123,000, or $0.02 per basic and diluted share, for the three months ended September 30, 2023 compared to net income of $105,000, or $0.02 per basic and diluted share, for the three months ended June 30, 2023 and net income of $645,000, or $0.10 per basic and diluted share for the three months ended September 30, 2022.

Michael E. McFarland, President and Chief Executive Officer, stated “We continue to navigate the high interest rate environment by remaining disciplined with our pricing and expense management. We remain optimistic that the economy will avoid recession in the near term and we are positioned to benefit from a decline in interest rates.”

First Quarter Operating Results

Net interest income, on a fully tax-equivalent basis decreased by $83,000, or 4.3%, to $1.8 million for the three months ended September 30, 2023 from $1.9 million for the three months ended June 30, 2023. This decrease was primarily due to a 41 basis point increase in the average rate paid on certificates of deposit and a 39 basis point increase in the average rate paid on FHLB advances, partially offset by a 9 basis point increase in the average yield earned on securities. The interest earned on loans increased $3,000, for the three months ended September 30, 2023 compared to the three months ended June 30, 2023. The interest earned on loans benefited from rising interest rates, partially offset by a $1.8 million decrease in the average balance of loans to $176.7 million during the three months ended September 30, 2023. The net interest margin decreased by 9 basis points to 2.22% for the three months ended September 30, 2023 from 2.31% for the three months ended June 30, 2023.

Net interest income, on a fully tax-equivalent basis decreased by $560,000, or 23.4%, to $1.8 million for the three months ended September 30, 2023, from $2.4 million for the three months ended September 30, 2022. The net interest margin decreased by 54 basis points to 2.22% for the three months ended September 30, 2023 from 2.76% for the three months ended September 30, 2022. The decline was primarily due to a 223 basis point increase in the average rate paid for certificates of deposit, partially offset by a $20.8 million decrease in the average balance of interest-bearing deposits and a 31 basis point increase in the average yield earned for interest-earning assets. The interest earned on loans increased $103,000, to $1.7 million for the three months ended September 30, 2023, from $1.6 million for the three months ended September 30, 2022. The interest earned on loans benefited from rising interest rates and a $30,000 increase in the average balance of loans during the three months ended September 30, 2023.

The Company recorded a reversal of credit losses of $166,000 for the three months ended September 30, 2023. The reversal for credit losses was recorded due to improved forecasted economic conditions. The Company did not record a provision for loan losses during the three months ended June 30, 2023 or September 30, 2022. The allowance for credit losses as a percentage of total loans was 0.94%, 0.98% and 0.99% at September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

Non-interest income decreased $4,000, or 2.4%, to $160,000 for the quarter ended September 30, 2023 from $164,000 for the quarter ended June 30, 2023, due to a decrease of $7,000 in other income.

Non-interest income decreased $40,000, or 20.0%, to $160,000 for the three months ended September 30, 2023, from $200,000 for the three months ended September 30, 2022, principally due to a decrease of $45,000 in safe deposit box income.

Non-interest expenses decreased $17,000, or 0.9%, to $1.9 million for the quarter ended September 30, 2023 from $1.9 million for the quarter ended June 30, 2023. The decrease was due to a decrease in occupancy and equipment expense of $20,000, or 7.3%, primarily attributed to declines in service contract expenses.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest expenses increased $168,000, or 9.6%, to $1.9 million for the quarter ended September 30, 2023 from $1.7 million for the quarter ended September 30, 2022. The increase was principally due to an increase in salaries and employee benefits of $126,000, or 12.4%, attributed to an increase in headcount and stock-based compensation expense, due to increases in other general and administrative expenses of $25,000, or 7.5%, attributed to stock-based compensation for the board of directors, and due to increases in occupancy and equipment expenses of $11,000, or 4.5%, attributed to increases in service contract expenses.

Income tax expense was $93,000 for the three months ended September 30, 2023, compared to $19,000 for the three months ended June 30, 2023 and $170,000 for the three months ended September 30, 2022. The increase in income tax expense for the three months ended September 30, 2023, compared to the three months ended June 30, 2023 was due to increases in income before income taxes. The decrease in income tax expense for the three months ended September 30, 2023, compared to the three months ended September 30, 2022 was due to decreases in income before income taxes.

Balance Sheet

At September 30, 2023, total assets amounted to $346.2 million, compared to $349.0 million at June 30, 2023, a decrease of $2.8 million, or 0.8%, due to a $1.8 million decrease in net loans, a $743,000 decrease in cash and cash equivalents and a $365,000 decrease in securities held to maturity. The decrease in net loans was due to decreased loan demand in the higher interest rate environment and accelerated prepayment speeds during the quarter ended September 30, 2023. Deposits decreased by $2.7 million, or 1.0%, in the quarter, as the Bank experienced decreases of customer deposits with the absence of government stimulus and increases in inflation and competition. In addition, the Bank experienced mix-shift changes by depositors to higher-yielding term certificates due to the higher interest rate environment. Federal Home Loan Bank of Boston advances were $3.3 million at September 30, 2023 to add liquidity in light of the decreases in customer deposits.

Total stockholders’ equity increased $8,000 to $75.9 million at September 30, 2023 compared to $75.9 million at June 30, 2023. This increase reflects net income of $123,000, earned ESOP compensation of $18,000, and stock-based award expense of $90,000, partially offset by the cumulative effect of the adoption of ASU 2016-13 Financial Instruments - Credit Losses (Topic 326), net of tax, of $223,000.

Total assets at September 30, 2023 decreased $14.7 million, or 4.1%, from $360.9 million at September 30, 2022. Contributing to the decrease in assets was a decrease of $9.6 million in cash and cash equivalents to $6.1 million at September 30, 2023 from $15.7 million at September 30, 2022, a decline of $4.6 million in securities held to maturity and a decline of $1.2 million in net loans. Total deposits decreased by $19.4 million, or 6.9%, to $260.7 million at September 30, 2023 from $280.1 million at September 30, 2022, principally due to decreases in customer deposits with the absence of government stimulus, increases in inflation and competition, in addition to mix-shift changes by depositors to higher-yielding term certificates in the higher interest rate environment. Federal Home Loan Bank of Boston advances were $3.3 million at September 30, 2023 to add liquidity in light of the decreases in customer deposits.

Total stockholders’ equity was $75.9 million at September 30, 2023 compared to $74.9 million at September 30, 2022. The increase of $980,000 was due to net income earned during the previous twelve months of $924,000, earned ESOP compensation of $82,000 and stock-based award expense of $199,000, partially offset by the cumulative effect of the adoption of ASU 2016-13, net of tax, of $223,000.

On July 1, 2023, the Company adopted ASU 2016-13, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss methodology ("CECL"). The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loans receivable and securities held to maturity. In addition, ASU 326 made changes to the accounting of securities available for sale. It also applies to off-balance sheet credit exposures not accounted for as insurance, such as loan commitments, standby letters of credit, financial guarantees, and other similar instruments. The following table illustrates the impact of ASC 326:

	Pre-ASC Adoption	As Reported Under ASC 326
(In thousands)	June 30, 2023	July 1, 2023	Impact of ASC 326 Adoption
Assets
Allowance for credit losses on securities held to maturity	$-	$(276)	$(276)
Allowance for credit losses on loans	(1,747)	(1,759)	(12)
Deferred tax asset on allowance for credit losses	466	378	(88)

Liabilities
Allowance for credit losses on off-balance sheet exposures	$-	$23	$23

Shareholders' Equity
Retained earnings	$50,416	$50,193	$(223)

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is a federal corporation organized as the mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				% Change
	September 30,	June 30,	September 30,	Sep 2023 vs.	Sep 2023 vs.
	2023	2023	2022	Jun 2023	Sep 2022
Assets:
Cash and due from banks	$1,394	$1,486	$1,481	(6.2)%	(5.9)%
Short-term investments	4,724	5,375	14,260	(12.1)%	(66.9)%
Total cash and cash equivalents	6,118	6,861	15,741	(10.8)%	(61.1)%
Securities available for sale, at fair value	139	146	183	(4.8)%	(24.0)%
Securities held to maturity, at amortized cost, net of allowance for credit losses	147,537	147,902	152,141	(0.2)%	(3.0)%
Loans:
1-4 family	137,743	140,109	143,417	(1.7)%	(4.0)%
Multifamily	12,883	12,638	13,055	1.9%	(1.3)%
Second mortgages and home equity lines of credit	3,129	2,699	2,514	15.9%	24.5%
Construction	-	-	415	-%	(100.0)%
Commercial	20,110	20,323	15,639	(1.0)%	28.6%
Total mortgage loans on real estate	173,865	175,769	175,040	(1.1)%	(0.7)%
Consumer	65	49	71	32.7%	(8.5)%
Home improvement	2,180	2,191	2,231	(0.5)%	(2.3)%
Total loans	176,110	178,009	177,342	(1.1)%	(0.7)%
Allowance for credit losses	(1,649)	(1,747)	(1,747)	(5.6)%	(5.6)%
Net deferred loan costs and fees, and purchase premiums	(381)	(351)	(350)	8.5%	8.9%
Loans, net	174,080	175,911	175,245	(1.0)%	(0.7)%
Federal Home Loan Bank of Boston stock, at cost	405	381	191	6.3%	112.0%
Premises and equipment, net	3,354	3,413	3,310	(1.7)%	1.3%
Accrued interest receivable	1,395	1,363	1,306	2.3%	6.8%
Bank-owned life insurance	10,468	10,402	10,208	0.6%	2.5%
Deferred tax asset	1,132	1,079	1,139	4.9%	(0.6)%
Operating lease right of use asset	930	953	1,021	(2.4)%	(8.9)%
Other assets	663	596	457	11.2%	45.1%
Total assets	$346,221	$349,007	$360,942	(0.8)%	(4.1)%

Liabilities and Stockholders' Equity:
Deposits:
Non-interest bearing NOW and demand	$30,918	$32,760	$34,148	(5.6)%	(9.5)%
Interest bearing NOW and demand	30,902	28,778	32,791	7.4%	(5.8)%
Regular and other	60,389	64,184	74,703	(5.9)%	(19.2)%
Money market accounts	24,877	26,995	43,349	(7.8)%	(42.6)%
Term certificates	113,587	110,659	95,061	2.6%	19.5%
Total deposits	260,673	263,376	280,052	(1.0)%	(6.9)%
Federal Home Loan Bank of Boston advances	3,250	3,675	-	(11.6)%	-%
Mortgagors' escrow accounts	1,626	1,596	1,618	1.9%	0.5%
Operating lease liability	941	962	1,023	(2.2)%	(8.0)%
Accrued expenses and other liabilities	3,834	3,509	3,332	9.3%	15.1%
Total liabilities	270,324	273,118	286,025	(1.0)%	(5.5)%

Stockholders' Equity:
Common stock	65	65	65	0.0%	0.0%
Additional paid-in capital	27,896	27,814	27,718	0.3%	0.6%
Retained earnings	50,316	50,416	49,615	(0.2)%	1.4%
Accumulated other comprehensive loss, net of tax	(3)	(3)	(1)	0.0%	200.0%
Unearned compensation - ESOP	(2,377)	(2,403)	(2,480)	(1.1)%	(4.2)%
Total stockholders' equity	75,897	75,889	74,917	0.0%	1.3%
Total liabilities and stockholders' equity	$346,221	$349,007	$360,942	(0.8)%	(4.1)%

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Interest and dividend income:
Interest and fees on loans	$1,722	$1,719	$1,619
Interest and dividends on debt securities:
Taxable	868	845	751
Tax-exempt	97	99	108
Interest on short-term investments and certificates of deposit	45	38	127
Total interest and dividend income	2,732	2,701	2,605

Interest expense:
Deposits	876	757	242
Borrowings	50	51	-
Total interest expense	926	808	242

Net interest income	1,806	1,893	2,363
Provision for (reversal of) credit losses	(166)	-	-
Net interest income after provision for (reversal of) credit losses	1,972	1,893	2,363

Non-interest income:
Customer service fees	40	36	37
Income on bank-owned life insurance	66	67	64
Other income	54	61	99
Total non-interest income	160	164	200

Non-interest expenses:
Salaries and employee benefits	1,144	1,146	1,018
Occupancy and equipment	254	274	243
Advertising	38	37	39
Data processing	89	82	94
Deposit insurance	33	43	21
Other general and administrative	358	351	333
Total non-interest expenses	1,916	1,933	1,748

Income before income taxes	216	124	815
Provision for income taxes	93	19	170
Net income	$123	$105	$645

Net income per share:
Basic	$0.02	$0.02	$0.10
Diluted	$0.02	$0.02	$0.10

Weighted average shares outstanding:
Basic	6,282,203	6,279,656	6,271,977
Diluted	6,282,203	6,279,790	6,271,977

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$176,668	$1,722	3.90%	$178,474	$1,719	3.85%	$176,638	$1,619	3.67%
Securities (1)	149,259	991	2.66%	150,383	968	2.57%	148,774	888	2.39%
Cash and short-term investments	3,852	45	4.67%	3,331	38	4.56%	21,717	127	2.34%
Total interest-earning assets	329,779	2,758	3.35%	332,188	2,725	3.28%	347,129	2,634	3.04%
Noninterest-earning assets	16,655			17,118			15,933
Total assets	$346,434			$349,306			$363,062
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,912	$4	0.05%	$30,051	$4	0.05%	$33,133	$4	0.05%
Savings deposits	62,446	16	0.10%	64,996	16	0.10%	75,444	19	0.10%
Money market deposits	26,271	17	0.26%	28,890	19	0.26%	45,493	31	0.27%
Certificates of deposit	111,812	839	3.00%	111,041	718	2.59%	97,153	188	0.77%
Total interest-bearing deposits	230,441	876	1.52%	234,978	757	1.29%	251,223	242	0.39%
FHLB advances	3,571	50	5.60%	3,916	51	5.21%	-	-	0.00%
Total interest-bearing liabilities	234,012	926	1.58%	238,894	808	1.35%	251,223	242	0.39%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	30,971			28,881			32,522
Other noninterest-bearing liabilities	5,740			5,726			3,195
Total liabilities	270,723			273,501			286,940
Total stockholders' equity	75,711			75,805			76,122
Total liabilities and stockholders' equity	$346,434			$349,306			$363,062
Net interest income		$1,832			$1,917			$2,392
Net interest rate spread(2)			1.77%			1.93%			2.65%
Net interest-earning assets(3)	$95,767			$93,294			$95,906
Net interest margin(4)			2.22%			2.31%			2.76%
Cost of deposits(5)			1.34%			1.15%			0.34%
Cost of funds(6)			1.40%			1.21%			0.34%
Ratio of interest-earning assets to interest-bearing liabilities	140.92%			139.05%			138.18%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $24,000, $22,000, and $28,000 for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income (Unaudited)

(In thousands)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Securities interest income (no tax adjustment)	$965	$944	$859
Tax-equivalent adjustment	26	22	29
Securities (tax-equivalent basis)	$991	$966	$888
Net interest income (no tax adjustment)	$1,806	$1,893	$2,363
Tax-equivalent adjustment	26	22	29
Net interest income (tax-equivalent adjustment)	$1,832	$1,915	$2,392

CFSB Bancorp, Inc. and Subsidiary	At or for the Three Months Ended
Selected Financial Highlights (Unaudited)	September 30,	June 30,	September 30,
(In thousands, except share and per share amounts)	2023	2023	2022
Performance Ratios
Return on average assets (GAAP) (1, 4)	0.14%	0.12%	0.71%
Return on average equity ("ROAE") (GAAP) (1, 5)	0.65%	0.55%	3.39%
Noninterest expense to average assets (GAAP) (1)	2.21%	2.21%	1.93%
Total loans to total deposits	67.56%	67.59%	63.32%
Total loans to total assets	50.87%	51.00%	49.13%
Efficiency ratio (GAAP) (6)	97.46%	93.97%	68.20%
Capital Ratios
Total capital to risk-weighted assets	33.28%	32.88%	34.28%
Common equity tier 1 capital to risk-weighted assets	32.32%	32.00%	33.37%
Tier 1 capital to risk-weighted assets	32.32%	32.00%	33.37%
Tier 1 capital to average assets (2)	18.35%	18.18%	17.69%
Asset Quality Ratios
Allowance for credit losses on loans as a percentage of total loans (3)	0.94%	0.98%	0.99%
Allowance for credit losses on loans as a percentage of non-performing loans	NM	NM	NM
Net (charge-offs) recoveries to average outstanding loans	-%	-%	-%
Non-performing loans as a percentage of total loans	-%	-%	-%
Non-performing loans as a percentage of total assets	-%	-%	-%
Total non-performing loans as a percentage of total assets	-%	-%	-%
Informational Items
Fair value of held to maturity securities	$128,959	$132,273	$133,775
Book value per share (7)	$11.44	$11.44	$11.49
Outstanding common shares	6,632,642	6,632,642	6,521,642
(1)
Annualized.
(2)
Average assets calculated on a quarterly basis.
(3)
Total loans exclude net deferred loan costs and fees.
(4)
Represents net income divided by average assets.
(5)
Represents net income divided by average stockholders' equity
(6)
Represents total non-interest expenses divided by net interest income and non-interest income.
(7)
Represents total stockholders' equity divided by outstanding shares at period end.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com